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Exhibit 10.9

PROS Holdings, Inc.

REDEMPTION AGREEMENT

        This Redemption Agreement ("Agreement") is entered into as of March 26, 2007, by and among PROS Holdings, Inc., a Delaware corporation ("Corporation"), and the holders of the Corporation's shares of redeemable preferred stock, par value $0.001 per share (the "Redeemable Preferred Stock") set forth on Exhibit A hereto (individually, a "Seller", and together, the "Sellers"). Terms used but not defined herein have such meaning as defined in the Corporation's Certificate of Incorporation filed on August 29, 2002 (the "Certificate of Incorporation").

RECITALS

        WHEREAS, each of the Sellers owns the shares of Redeemable Preferred Stock of the Corporation set forth opposite such Seller's name on Exhibit A hereto (the "Shares");

        WHEREAS, each of the Sellers desires to tender, and Corporation desires to redeem, all Shares set forth opposite such Seller's name on Exhibit A (the "Redemption") at a price of $6.6095 per Share (the "Redemption Price");

        WHEREAS, the Redemption Price includes accrued but unpaid dividends due and payable on the Shares upon the Redemption of such Shares;

        WHEREAS, the Corporation desires to increase the size of its board of directors to six (6) members and the Sellers desire to consent to such increase subject to the execution of a mutually acceptable voting agreement among the Corporation, the Sellers and certain holders of the Corporation's capital stock;

        WHEREAS, following the Redemption, the Corporation desires to declare and pay a one-time cash dividend on the shares of the Corporation's common stock, par value $0.001 per share (the "Common Stock") in an aggregate amount of up to $41.6 million (the "Cash Dividend");

        WHEREAS, the Corporation is prohibited from declaring any dividends on the Common Stock without the consent of the Sellers holding a two-thirds of shares of capital stock held by all Sellers;

        WHEREAS, subject to the terms of hereof, the Sellers desire to permit the Corporation, following consummation of the Redemption, to declare and pay the Cash Dividend.

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

AGREEMENT

        1.    Recitals.    The above recitals are hereby incorporated into this Agreement in their entirety.

        2.    Redemption Date.    The Redemption Date shall be March 27, 2007 (the "Redemption Date").

        3.    Purchase of the Shares; Surrender of Certificates.    On the Redemption Date, the Corporation shall pay the respective Redemption Price, by check or wire transfer, to each Seller, and each Seller shall surrender and deliver to the Corporation the stock certificates representing the Shares for cancellation. To the extent such Shares are uncertificated, each Seller hereby authorizes the Corporation to cancel such Seller's Shares on the books of the Corporation on the Redemption Date.

        4.    Stock Power.    For value received, each of the Sellers, severally and not jointly, hereby sells, assigns and transfers unto the Corporation the Shares set forth opposite such Seller's name on

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Exhibit A standing in such Seller's name on the books of the Corporation and does hereby irrevocably constitute and appoint the Secretary of the Corporation attorney to cancel said stock on the books of the Corporation with full power of substitution in the premises and such shares of stock shall not be available for reissuance.

        5.    Representations and Warranties.

          5.1    Seller Representations and Warranties.    Each Seller, severally and not jointly, hereby represents and warrants to Corporation as follows:

            5.1.1    Power and Authority.    The Seller has the power and authority to execute and deliver this Agreement and to perform such Seller's obligations hereunder and to consummate the transaction contemplated hereby. This Agreement has been duly executed and delivered by the Seller and, assuming the due authorization, execution, and delivery by the Corporation, constitutes the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms (subject to bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally or by principles governing the availability of equitable remedies).

            5.1.2    Ownership.    The Seller is the owner, beneficially and of record of, and has good and marketable title to, the Shares, free and clear of any liens, charges, options, pledges, encumbrances, conditions or claims. The Seller has not pledged, assigned or otherwise transferred the Shares.

            5.1.3    Noncontravention.    Neither the execution and delivery of this Agreement by the Seller nor the performance by the Seller of such Seller's or obligations contemplated by this Agreement will: (i) require on the part of the Seller any filing with, or any permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency or (ii) result in the imposition of any encumbrance upon, or Security Interest (as defined below) on, the Shares. "Security Interest" means any mortgage, pledge, security interest, encumbrance, charge or other lien (whether arising by contract or by operation of law), other than (i) mechanic's, materialmen's, and similar liens, (ii) liens arising under worker's compensation, unemployment insurance, social security, retirement, and similar legislation, (iii) liens on goods in transit incurred pursuant to documentary letters of credit, and (iv) statutory liens with respect to current taxes not yet due and payable, and in each case arising in the ordinary course of business consistent with past practice, including with respect to frequency and amount.

            5.1.4    Brokers.    The Seller has not dealt with a broker or finder in connection with the transaction contemplated in this Agreement and no broker or other person is entitled to any commission or finder's fee in connection with this transaction.

            5.1.5    Information.    The Seller has received from the Corporation all information that such Seller has requested in connection with such Seller's decision to sell his interest to the Corporation.

          5.2    Corporation Representations and Warranties.    The Corporation represents and warrants to each Seller as follows:

            5.2.1    Organization.    The Corporation is duly organized, validly existing and in good standing in the State of Delaware.

            5.2.2    Authority.    The Corporation has the requisite legal power, authority and capacity to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby, including the Redemption, payment of the aggregate Redemption Price. All action of the Corporation's Board of Directors and its stockholders necessary to authorize

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    the transactions contemplated hereby have been duly and validly taken and all requisite consents of third parties have been obtained. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Redemption, payment of the aggregate Redemption Price and payment of the Cash Dividend, (i) have not and will not conflict with or result in a breach of the provisions of its Certificate of Incorporation, as amended, or its Bylaws, as amended, (ii) have not resulted, and will not (with or without the lapse of time or the giving of notice or both) result, in any default or breach or give rise to any right of termination, acceleration or cancellation under any of the terms, conditions, or provisions of any note, deed of trust, bond, mortgage, indenture, instrument, agreement, license or permit to which it is a party or by which it or any of its assets may be bound or result in the imposition of any encumbrance upon, or Security Interest on, any of the Corporation's assets, (iii) have not violated, and will not violate, any rule, regulation, judgment, decree or order by which it may be bound; or (iv) have not, and will not, require on the part of the Corporation any filing with, or any permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency.

            5.2.3    Validity.    This Agreement has been duly and validly executed and delivered by the Corporation and constitutes a valid and binding obligation enforceable in accordance with its terms (subject to bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally or by principles governing the availability of equitable remedies).

            5.2.4    Solvency.    After giving effect to the transactions contemplated by this Agreement, including the payment of the aggregate Redemption Price and the Cash Dividend: (i) the Corporation's fair value of its property will be greater than its total amount of liabilities, including, without limitation, its contingent liabilities; (ii) the present fair salable value of the Corporation's assets will be greater than the amount that will be required for the Corporation to pay the probable liability on its debts as they become absolute and matured; (iii) the Corporation is not engaged in business or a transaction, and will not be engaged in business or a transaction, for which the Corporation's property would constitute an unreasonably small capital.

            5.2.5    Capital; Surplus.    The Redemption complies with the Delaware General Corporation Laws and the Corporation's payment of the Redemption Price shall not cause an impairment to the Corporation's capital. The Corporation has sufficient surplus (as determined in accordance with Delaware General Corporation Laws) or net profits for 2006 and/or 2007 to pay the Cash Dividend in full.

        6.    Cash Dividend.    Notwithstanding the provisions of Section B.3 of Article IV of the Certificate of Incorporation, the Sellers hereby authorize and approve the one-time payment by the Corporation of the Cash Dividend and all actions of the Corporation related thereto, provided that the declaration and payment of the Cash Dividend shall not occur prior to the Redemption and in any event shall occur within 30 days of the date hereof, and, subject to the foregoing conditions, the Sellers hereby waive all rights with respect to such Cash Dividend, except for such Sellers' right to receive the Cash Dividend on the Common Stock held by the Sellers. Except as expressly provided in this Agreement, nothing contained herein shall constitute a waiver or modification of any other rights, preferences and privileges any of the Sellers may have under the Certificate of Incorporation, the Corporation's By-laws or any agreements, contracts or arrangements to which any of them may be a party.

        7.    Board Increase.    Prior to the Redemption the Corporation desires to increase the size of its board of directors to six (6) members. The Sellers hereby to consent to such increase in the size of the

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board subject to the execution of a mutually acceptable voting agreement among the Corporation, the Sellers and certain holders of the Corporation's capital stock.

        8.    Entire Agreement.    This Agreement constitutes the entire agreement between the parties with respect to its subject matter and may not be modified or amended, except by written agreement of the Corporation and the Sellers holding at least a majority of the Shares as of the date of this Agreement.

        9.    Non-waiver.    No delay or failure by either party to exercise any right under this Agreement, and no partial or single exercise of that right, shall constitute a waiver of that or any other right, unless otherwise expressly provided herein.

        10.    Headings.    Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

        11.    Governing Law.    This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware.

        12.    Counterparts.    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

        13.    Binding Effect.    The provisions of this Agreement shall be binding upon and inure to the benefit of each of the parties and their respective successors and assigns.

        14.    Facsimile Signatures.    This Agreement may be executed and transmitted by facsimile, which signature shall be binding upon the parties as if they were original signatures.

Signature page follows.

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        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

CORPORATION:
PROS HOLDINGS, INC.
/s/ Albert E. Winemiller Albert E. Winemiller, President and Chief Executive Officer

Signature page to Redemption Agreement

SELLERS:
TA/ADVENT VIII L.P.
By: TA Associates VIII LLC, its General Partner By: TA Associates, Inc., its Manager
By: *
ADVENT ATLANTIC AND PACIFIC III L.P.
By: TA Associates AAP III Partners, its General Partner By: TA Associates, Inc.
By: *
*/s/ Kurt R. Jaggers Kurt R. Jaggers, Attorney-in-Fact
TA VENTURE INVESTORS L.P.
By: *
TA EXECUTIVES FUND LLC
By: TA Associates, Inc., its Manager
By: *

Signature page to Redemption Agreement

SELLERS:
JMI EQUITY FUND III, L.P.
By:	JMI Associates III LLC, its General Partner
By:	/s/ HARRY S. GRUNER
	Name:	Harry S. Gruner
	Title:	Managing Member

Signature page to Redemption Agreement

SELLERS:
/s/ Glenys A. Wolf Glenys A. Wolf
/s/ William H. Wolf William H. Wolf
/s/ Gail W. Orr Gail W. Orr
/s/ William H. Wolf, Jr. William H. Wolf, Jr.
/s/ Ian Ross Wolf Ian Ross Wolf
/s/ William H. Wolf, Jr. William H. Wolf, Jr., as Custodian under the Texas Uniform Transfers to Minors Act for Austin Everett Wolf
/s/ William H. Wolf, Jr. William H. Wolf, Jr., as Custodian under the Texas Uniform Transfers to Minors Act for Elliot Gavin Wolf

Signature page to Redemption Agreement

EXHIBIT A

REDEEMABLE PREFERRED STOCK

	Shares Outstanding	Redemption Price
TA/Advent VIII, L.P.	1,615,523	$10,677,837
Advent Atlantic and Pacific III, L.P.	303,215	2,004,107
TA Executives Fund LLC	29,711	196,376
TA Investors LLC	32,310	213,554
JMI Equity Fund, III, L.P.	625,503	4,134,277
William H. Wolf	1,051	6,947
Glenys A. Wolf	10,510	69,466
Gail W. Orr	2,102	13,893
Williams H. Wolf, Jr.	2,102	13,893
Ian Ross Wolf	1,051	6,947
William H. Wolf, Jr Custodian for:Austin Everett Wolf	2,102	13,893
William H. Wolf, Jr Custodian for:Elliott Gavin Wolf	2,102	13,893

Total	2,627,282	$17,365,082

Total redemption per share		$6.6095

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REDEMPTION AGREEMENT
RECITALS
AGREEMENT
Signature page follows.
Signature page to Redemption Agreement
Signature page to Redemption Agreement
Signature page to Redemption Agreement
Signature page to Redemption Agreement
EXHIBIT A
REDEEMABLE PREFERRED STOCK